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                                                                 Exhibit 10.22.4




                             [LETTERHEAD OF IMPERIAL BANK]




December 4, 1996

Mr. John Hamman, Jr.
Amerigon, Inc.
404 E. Huntington Drive
Monrovia, CA 91106

Re: Loan #00709056728-3

Dear Mr. Hamman:

Imperial Bank has approved an extension of your credit facility shown above as evidenced by that Security and Loan Agreement and related Credit Terms and Condition Agreement both dated November 20, 1995, as amended on June 26,
1996, from its current maturity of November 30, 1996 to December 31, 1996. Also, Imperial Bank will forbear in exercising any rights under the loan documents in respect to the company's current and anticipated non-compliance with any of the financial covenants contained therein until December 31, 1996.

Except as modified and extended hereby, the existing documentation as amended concerning your obligation remains in full force and effect.

Sincerely,

/s/ Valerie C. Brosset

Valerie C. Brosset
Commercial Loan Officer